Exhibit 23(i)15

Professional Corporation
WEISS JENSEN ELLIS & HOWARD
ATTORNEYS AT LAW

MARK A. von BERGEN
mvb@weiss-law.com

2300 US BANCORP
111 SW FIFTH AVE.
PORTLAND, OR  97204

TEL  503.243.2300
FAX  503.241.8014

1-800-736-2301
mail@weiss-law.com

                                                February 16, 1999

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297


        Re:    First Investors Multi-State Insured Tax Free Fund


Gentlemen:

        We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                                Very truly yours,

                                                WEISS, JENSEN, ELLIS & HOWARD,
                                                A Professional Corporation

                                                /s/Weiss, Jensen, Ellis & Howard